Barrick Barrick's Best and Final Offer for NovaGold (All figures expressed in US dollars unless otherwise indicated) November 2006

Important Information CAUTIONARY STATEMENT ON FORWARD-LOOKING INFORMATION Certain information contained or incorporated by reference in this presentation, including any information as to our future financial or operating performance, constitutes "forward-looking statements". All statements, other than statements of historical fact, are forward-looking statements. The words "believe", "expect", "anticipate", "contemplate", "target", "plan", "intends", "continue", "budget", "estimate", "may", "will", "schedule" and similar expressions identify forward-looking statements. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us, are inherently subject to significant business, economic and competitive uncertainties and contingencies. Known and unknown factors could cause actual results to differ materially from those projected in the forward-looking statements. Such factors include, but are not limited to: fluctuations in the currency markets (such as the Canadian and Australian dollars, South African rand and Papua New Guinea kina versus the U.S. dollar); fluctuations in the spot and forward price of gold or certain other commodities (such as copper, silver, diesel fuel and electricity); changes in U.S. dollar interest rates or gold lease rates that could impact the mark to market value of outstanding derivative instruments and ongoing payments/receipts under interest rate swaps and variable rate debt obligations; risks arising from holding derivative instruments (such as credit risk, market liquidity risk and mark to market risk); changes in national and local government legislation, taxation, controls, regulations and political or economic developments in Canada, the United States, Dominican Republic, Australia, Papua New Guinea, Chile, Peru, Argentina, South Africa, Tanzania, Russia or Barbados or other countries in which we do or may carry on business in the future; business opportunities that may be presented to, or pursued by, us; our ability to successfully integrate acquisitions, including our recent acquisition of Placer Dome; operating or technical difficulties in connection with mining or development activities; employee relations; the speculative nature of gold exploration and development, including the risks of obtaining necessary licenses and permits; diminishing quantities or grades of reserves; adverse changes in our credit rating; and contests over title to properties, particularly title to undeveloped properties. In addition, there are risks and hazards associated with the business of gold exploration, development and mining, including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins, flooding and gold bullion losses (and the risk of inadequate insurance, or inability to obtain insurance, to cover these risks). Many of these uncertainties and contingencies can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, us. You are cautioned that forward-looking statements are not guarantees of future performance. All of the forward-looking statements made in this presentation are qualified by these cautionary statements. Specific reference is made to Barrick’s most recent Form 40-F/Annual Information Form on file with the SEC and Canadian provincial securities regulatory authorities for a discussion of some of the factors underlying forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws. ADDITIONAL DISCLOSURE On August 4, 2006, Barrick Gold Corporation filed a tender offer statement related to its tender offer for the outstanding common shares of NovaGold Resources Inc. Investors and security holders of NovaGold are urged to read the tender offer statement, because it contains important information. Investors and security holders of NovaGold may obtain a free copy of the tender offer statement and other documents filed by Barrick Gold Corporation with the SEC at the SEC’s website at www.sec.gov. The tender offer statement may also be obtained for free from Barrick Gold Corporation on its website or by directing a request to Barrick Gold Corporation’s investor relations department.

Barrick’s Final Offer Represents Compelling Value On October 24, 2006 Barrick announced its best and final offer price of US$16.00 per NovaGold common share Premium of 37% to the pre-announcement NovaGold share price Premium of 36% to the February 2006 NovaGold equity offering price All necessary regulatory approvals for the acquisition have been received Barrick’s Offer eliminates significant dilution and financing, development, operating, construction and commodity price risks for NovaGold shareholders NovaGold has not surfaced any alternative offers and has indicated that a competing offer is not expected, despite having run a full auction process Minimum tender condition of 50.1% Offer expires November 7, 2006 unless extended or withdrawn

NovaGold’s Key Assets are in the Development Stage Typically share prices of development stage companies decline and/or stagnate for several years until the projects have been financed, constructed and production is achieved According to NovaGold’s disclosure, production at Galore Creek and Donlin Creek not expected until at least 2011 and 2013 respectively NovaGold’s key projects are in the earlier part of the development phase and have the majority of project risk ahead of them Permitting risk Financing risk Commodity price changes Development/construction risk Illustrative Life Cycle of a Mining Project Relative to Share Price1 Confirmed Deposit Becomes Tier 3 Company Reality Sets In Prodcution Decision Start Up Becomes Tier 2 Company Discovery Development Production Speculation Investment Analysis Revaluation 1 Source: Based on The Gold Book - By Pierre Lassonde.

Galore Creek Feasibility Study NovaGold’s summary of the Galore Creek feasibility study highlights the fact that a number of critical components of the project’s economics have deteriorated Despite no material changes in mine operating parameters or life-of- mine metal production: Initial construction costs for the project have increased by over 60% to US$1.8 billion Life-of-mine unit operating costs (mining, milling and minesite G&A) have each increased by between 13% and 23% Life-of-mine co-product cash costs have increased by 21% for copper and 7% for gold Review of the Galore Creek feasibility study summary has confirmed Barrick’s view that our bid of US$16.00 per common share is a fair price for NovaGold shares

Galore Creek Updated Feasibility Study Comparison of Galore Creek Updated Financial and Operating Metrics Preliminary Economic Assessment October 25, 2005 Feasibility Study October 25, 2006 (1) Relative Change Mine Operating Parameters Mine Life (years) 20 22 +10% One Tonnage milled (tpd milled) 65,000 65,000 0% Strip Ratio (waste to ore) 2.20 1.64 -25% Annual Production LOM Avg Annual Copper Production (mm lbs) 296 262 -11% LOM Avg Annual Gold Production (k ozs) 188 165 -12% Ore Tonnage (mm tonnes) 475 522 +10% Average Copper Grade (%) 0.65 0.56 -14% Construction Costs US$ billions $1.102 $1.805 +64% Cdn$ billions $1.277 $2.230 +75% Unit Mine Operating Costs Mining Cost (US$/t mined) $1.03 $1.22 +18% Milling/Processing Cost (US$/t milled) $2.70 $3.05 +13% G&A Cost (US$/t milled) $0.65 $0.80 +23% Total Co-Product Cash Costs Life of Mine (US$/lb copper) $0.68 $0.82 +21% Life of Mine (US$/oz gold) $187 $200 +7% (1) Source: NovaGold press release dated October 25, 2006.

Donlin Creek NovaGold’s Preliminary Economic Assessment highlights that Donlin Creek is a challenging project which will require significant long-term capital investment Project Capital of $2.1 billion Approximately 100% of Inferred Resources used Project return of 12% at $500 per ounce gold Life of Mine cash operating cost of $276 per ounce(1) Life of Mine total operating costs of $362 per ounce(2) Onset of production in 2013 Barrick has completed 57,000 meters of infill drilling to Sept. 30, 2006 Results have been confirmatory and there are no material changes to the project Barrick expects to deliver a feasibility study that complies with the JVA by November 12th 2007, and expects to increase its interest from 30% to 70% (1)  Defined by NovaGold as the “total operating expense per recovered ounce of production”, NovaGold press release, September 25, 2006 (2) Defined by NovaGold as the “total operating expense plus depreciation per recovered ounce of production”, NovaGold press release, September 25, 2006

Barrick’s Offer for NovaGold NovaGold’s capital requirements are unprecedented for a junior gold company NovaGold’s funding requirement could result in the largest treasury offering ever completed by a gold company and could exceed the total value of all junior gold financings completed in the last 12 months(3) Recent updates on Galore Creek and Donlin Creek have increased the estimated capital required from NovaGold by almost $1.0 billion (assumes NovaGold has 30% interest of Donlin Creek) NovaGold shareholders will experience significant dilution to finance these projects regardless of whether project debt financing is available Largest Gold Equity Offerings ($ billions) 1,2 NovaGold Capital Requirement for all Projects 1 $2.5 NovaGold Pre-Bid Market Capitalization $1.1 Newmont November 2003 Offering $1.1 All Junior Gold Offerings 3 (last 12 months) $1.0 1 Donlin Creek capital cost estimate of $2,130 million (100%) as per the Preliminary Economic Assessment released by NovaGold on September 20, 2006. Assumes NovaGold has 30% ownership of Donlin Creek. Galore Creek capital cost estimate of $1,805 million as per the Final Feasibility press release issued by NovaGold on October 25, 2006. Nome capital cost of $60 million as per average analyst consensus estimates. 2 NovaGold market capitalization based on NovaGold’s share price of $11.67 on the last trading day prior to the Barrick Offer, and shares outstanding as disclosed in NovaGold’s Directors’ Circular dated August 12, 2006. 3 Sum of all equity offerings completed by junior gold mining companies (defined as having a market capitalization of less than $1.5 billion) in the twelve months prior to the Barrick Offer for NovaGold. Source: CIBC World Markets.

NovaGold Trading History Since September 15, NovaGold has consistently traded below Barrick’s Offer price of $16.00 37% premium to the July 21st pre-announcement price of $11.67 36% premium to February 2006 Equity Offering of $11.75 49% premium to the average trading price over the last year Gold price has declined since the announcement of the offer NovaGold Share Price Performance (AMEX) Barrick’s Final Offer Price February 8th Equity Offering Price = $11.75 July 21st Pre-Offer Share Price = $11.67 July 24th Barrick Offer Announced October 24th Final Barrick Offer Price Announced NovaGold Share Price Barrick’s Offer Price NovaGold Equity Offering Price Spot Gold Price Source: Bloomberg Financial Markets, Reuters.

Barrick Seeks Your Support Barrick has put forward its best and final offer price of US$16.00 per share Barrick believes that its offer is full and fair to NovaGold shareholders, at a 37% premium to the pre-announcement share price NovaGold management has indicated that a higher offer for NovaGold is not expected despite having run a full auction process, which has included several of the world’s largest mining companies NovaGold’s Galore Creek and Donlin Creek studies have not added value and highlight the challenges of financing and building large, low-grade mining projects A leading NovaGold analyst who has published a report since the release of our revised offer and the Galore Creek feasibility study has recommended that NovaGold’s shareholders tender to our revised offer Significant risk of a material drop in NovaGold’s share price if Barrick’s offer is not completed